UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYTR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2020 (the “Effective Date”), CytRx Corporation (the “Company”) reached an agreement to terminate a proxy contest undertaken by Jerald A. Hammann and announced initiatives to strengthen its corporate governance, reduce costs and support its strategic priorities. On the Effective Date, the Company entered into a Cooperation Agreement (the “Agreement”) with Mr. Hammann and his affiliates (collectively, “Hammann”), the principal terms of which are described below.

Pursuant to the Agreement, the Company has agreed to increase the size of the board of directors (the “Board”) to five members and appoint an independent director to the Board no later than the one-year anniversary of the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) to serve as a Class I director with a term expiring at the 2022 annual meeting of stockholders. The Company has also committed to capping the base salaries and basic bonuses of its directors and named executive officers at current levels until the Termination Date (as defined below), retaining an independent compensation consultant prior to renewing any compensation for its directors and named executive officers, and refraining from submitting any proposals to authorize additional shares until the Termination Date.

Hammann has agreed, among other things, to withdraw his notice of intent to nominate a director candidate for election at the 2020 Annual Meeting and his requests for certain books and records materials. Within a year following the Effective Date, Hammann has agreed to dispose of any of the Company’s securities entitling him to vote in the election of directors.

With respect to each annual or special meeting of the Company’s stockholders held during the time in which Hammann continues to own certain voting securities of the Company, Hammann agreed to, among other things, vote in favor of the Company’s director nominees and, vote in accordance with the Board’s recommendation on all other proposals.

Hammann also agreed to certain customary standstill provisions prohibiting him from, among other things, (i) making certain announcements, (ii) soliciting proxies, (iii) acquiring ownership of any of the securities of the Company, (iv) advising, encouraging or influencing any person with respect to the voting or disposition of any securities of the Company, (v) selling securities of the Company resulting in any third party owning more than 4.9% of the outstanding shares of the Company’s common stock, par value $0.001 per share, (vi) taking actions to change or influence the Board, Company management or the direction of certain Company matters, and (vii) exercising certain stockholder rights.

During the term of the Agreement, the Company and Hammann have agreed that they will not disparage each other and that they will not initiate any lawsuit, claim, or proceeding with respect to any claims against the Company or Hammann, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the Agreement.

The Agreement will terminate on the second anniversary of the 2020 Annual Meeting, unless a quorum is not deemed present at the 2020 Annual Meeting, in which case the Agreement will terminate on September 3, 2022 (the “Termination Date”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 24, 2020, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated August 21, 2020, by and between CytRx Corporation and Jerald A. Hammann
99.1	Press Release of CytRx Corporation, dated August 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: August 24, 2020	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer